Exhibit 4.3

FIRST CITIZENS BANCSHARES, INC.

Issuer

And

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 12, 2025

to

the Indenture

Dated as of March 12, 2025

5.231% Fixed-to-Floating Rate

Senior Notes due 2031

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 12, 2025, between FIRST CITIZENS BANCSHARES, INC., a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (“Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee will have executed and delivered a Senior Debt Securities Indenture dated as of the date hereof (the “Base Indenture” and, as the same may from time to time be amended, supplemented or otherwise modified in accordance therewith, including by this Supplemental Indenture, the “Indenture”), to provide for the issuance from time to time by the Company of its unsecured senior indebtedness to be issued in one or more series as provided in the Indenture.

The Company desires to issue and sell on the date hereof Five Hundred Million Dollars ($500,000,000) aggregate principal amount of a new series of Securities of the Company designated as its 5.231% Fixed-to-Floating Rate Senior Notes due 2031 (the “Notes”), and such issuance and sale have been authorized by resolutions duly adopted by the Joint Executive Committee of the Boards of Directors of the Company and First-Citizens Bank & Trust Company, its wholly-owned subsidiary, and by the Asset and Liability Committee of the Company and First-Citizens Bank & Trust Company.

The Company desires to establish the terms of the Notes.

The Company acknowledges that all things necessary to make this Supplemental Indenture a legal, binding and enforceable instrument, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the legal, binding and enforceable obligations of the Company in accordance with their terms and the terms of the Base Indenture, have been done.

The Company has complied with all conditions precedent provided for in the Base Indenture relating to this Supplemental Indenture.

The Company has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

SCOPE OF SUPPLEMENTAL INDENTURE

Section 1.01 Scope.

This Supplemental Indenture constitutes an indenture supplemental to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions hereof and thereof are contained in one instrument. All provisions included in this Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. Except as expressly amended by the Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Supplemental Indenture shall only apply to the Notes.

ARTICLE II.

DEFINITIONS

Section 2.01 Definitions and Other Provisions of General Application. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	all terms used in this Supplemental Indenture which are not otherwise defined herein shall have the meanings assigned to them in the Base Indenture and include the plural as well as the singular; and

(2)

(i) all references in this Supplemental Indenture to Sections refer to the corresponding Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, hereunder” and any other word of similar import refer to this Supplemental Indenture:

“Additional Notes” has the meaning specified in Section 3.02(b).

“Benchmark” means, initially, the Compounded SOFR Index Rate; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee (in consultation with the Company) as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3) the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee (in consultation with the Company) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee (in consultation with the Company) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by the Company or its designee (in consultation with the Company) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee (in consultation with the Company) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” shall have the meaning set forth in Section 3.02(e)(vi)(2).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then- current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

“Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may be the Company or any of its Affiliates) to act in accordance with Section 3.02(e). Initially, the Company has appointed U.S. Bank Trust Company, National Association as the Calculation Agent for the Notes.

“Compounded SOFR Index Rate” means, in relation to a Floating Rate Interest Period, the rate computed by the Calculation Agent in accordance with the following formula:

Where:

“d” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (being the number of calendar days in the Observation Period);

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date relating to such Floating Rate Interest Period;

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at the SOFR Determination Time; provided that:

(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions in Section 3.02(e)(v) below or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “Benchmark Transition Provisions” in Section 3.02(e)(vi) below.

“SOFR” means, with respect to any U.S. Government Securities Business Day, the rate determined by the Calculation Agent in accordance with the following provisions:

(1) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the NY Federal Reserve’s website on the immediately following U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate does not so appear, the Secured Overnight Financing Rate published on the NY Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s website.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustments) as the applicable tenor for the then-current Benchmark.

“designee” means the Company’s Affiliate or any other agent.

“Federal Reserve” means the Board of Governors of the Federal Reserve System or any successor federal banking agency.

“First Par Call Date” has the meaning specified in Section 3.02(g).

“Fixed Rate Interest Payment Date” has the meaning specified in Section 3.02(e)(i), and shall constitute an “Interest Payment Date.”

“Fixed Rate Period” has the meaning specified in Section 3.02(e)(i).

“Floating Rate Interest Payment Date” has the meaning specified in Section 3.02(e)(ii), and shall constitute an “Interest Payment Date.”

“Floating Rate Interest Period” has the meaning specified in Section 3.02(e)(ii).

“Floating Rate Period” has the meaning specified in Section 3.02(e)(ii).

“H.15” has the meaning specified in Section 3.02(g).

“H.15 TCM” has the meaning specified in Section 3.02(g).

“Initial Interest Rate” has the meaning specified in Section 3.02(e)(i).

“Interest Determination Date” has the meaning specified in Section 3.02(e)(ii).

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation even with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issue Date” means March 12, 2025.

“Maturity Date,” with respect to the principal of the Notes, has the meaning specified in Section 3.02(d), which date shall constitute the “Stated Maturity” thereof.

“NY Federal Reserve’s website” means the website of the Federal Reserve Bank of New York (the “NY Federal Reserve”), currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate.

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the day falling two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period to (but excluding) the day falling two U.S. Government Securities Business Days prior to the relevant Floating Rate Interest Payment Date for such Floating Rate Interest Period.

“Reference Time” means (1) if the Benchmark is Compounded SOFR Index Rate, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR Index Rate, the time determined by the Company or its designee (in consultation with the Company) or in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage, total loss absorbing capacity, or regulatory long term debt requirements) then in effect in the U.S. and applicable to the Company from time to time and any regulations, requirements, guidelines and policies relating to capital adequacy adopted from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or to the Company and any of its holding or subsidiary companies or any subsidiary of any such holding company).

“Remaining Life” has the meaning specified in Section 3.02(g).

“SOFR Administrator” means the NY Federal Reserve (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the NY Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“SOFR Determination Time” means, with respect to any U.S. Government Securities Business Day, 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day.

“SOFRi” has the meaning specified in Section 3.02(e)(v).

“Spread” has the meaning specified in Section 3.02(e)(ii).

“Treasury Rate” has the meaning specified in Section 3.02(g).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

ARTICLE III.

FORM AND TERMS OF THE NOTES

Section 3.01 Form and Dating.

(a) The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Executive Vice Presidents.

(b) The terms contained in the Notes shall constitute, and are hereby expressly made, a part of the Base Indenture as supplemented by this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02 Terms. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “5.231% Fixed-to-Floating Rate Senior Notes due 2031” and the CUSIP number 31959X AC7.

(b) Principal Amount. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture on the Issue Date shall be FIVE HUNDRED MILLION DOLLARS ($500,000,000). If no Event of Default or Covenant Breach has occurred and is continuing with respect to the Notes, the Company may, from time to time, without notice to or the consent of the Holders, create and issue additional notes (“Additional Notes”) pursuant to the Indenture ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes); provided, however, that a separate CUSIP number will be issued for any such Additional Notes unless such Additional Notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of DTC. The Notes and any Additional Notes shall constitute a single series under the Indenture. All references to the Notes shall include any Additional Notes, unless the context otherwise requires.

(c) Person to Whom Interest Is Payable. Defaulted Interest may be paid as provided in Section 307 of the Base Indenture. However, interest that is paid on the Maturity Date will be paid to the Person to whom the principal is payable.

(d) Maturity Date. The entire outstanding principal of the Notes shall be payable on March 12, 2031 (the “Maturity Date”).

(e) Interest.

(i) Fixed Rate Period. During the period from (and including) March 12, 2025 to (but excluding) March 12, 2030, or the date of redemption (the “Fixed Rate Period”), the Notes will bear interest at a fixed rate of 5.231% per annum (the “Initial Interest Rate”), payable semi-annually in arrears on March 12 and September 12 of each year, beginning on September 12, 2025 and ending on March 12, 2030, and on any redemption date (each, a “Fixed Rate Interest Payment Date”). Interest during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest payable during the Fixed Rate Period will be paid to each Holder in whose name a Note is registered at the close of business on the fifteenth calendar day (whether or not a

Business Day) immediately preceding the applicable Fixed Rate Interest Payment Date. If any scheduled Fixed Rate Interest Payment Date (other than any redemption date) is not a Business Day, any payment of principal and interest will be postponed to the next day that is a Business Day, but interest on that payment will not accrue during the period from and after the originally scheduled Fixed Rate Interest Payment Date.

(ii) Floating Rate Period. During the period from (and including) March 12, 2030 to (but excluding) the Maturity Date or the date of redemption (the “Floating Rate Period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark plus 141 basis points per annum (the “Spread”), as determined in arrears by the Calculation Agent in the manner described herein. In no event will the interest payable on the Notes be less than zero.

During the Floating Rate Period, interest on the Notes will be payable quarterly in arrears on June 12, 2030, September 12, 2030, December 12, 2030 and on the Maturity Date and any redemption date (each, a “Floating Rate Interest Payment Date”). Such interest will be computed for the period beginning on (and including) a Floating Rate Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Interest Payment Date or the Maturity Date or date of redemption (each, a “Floating Rate Interest Period”); provided that the first Floating Rate Interest Period will begin on (and include) March 12, 2030 and will end on (but exclude) the first Floating Rate Interest Payment Date. The Calculation Agent will calculate the interest rate on the Notes quarterly on the second U.S. Government Securities Business Day preceding the applicable Floating Rate Interest Payment Date, except as described below (the “Interest Determination Date”). Interest during the Floating Rate Period will be computed on the basis of the actual number of days in each Floating Rate Interest Period and a 360-day year. The amount of accrued interest payable on the Notes for each Floating Rate Interest Period will be computed by multiplying (i) the outstanding principal amount of the Notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the quotient of the actual number of calendar days in the applicable Floating Rate Interest Period divided by 360. The interest payable during the Floating Rate Period will be paid to each Holder in whose name a Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the applicable Floating Rate Interest Payment Date. If any scheduled Floating Rate Interest Payment Date (other than the Maturity Date or any redemption date) falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amount payable on such Business Day will include interest accrued to (but excluding) such Business Day.

(iii) If the Maturity Date or date of redemption of the Notes is not a Business Day, the Company shall pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the Maturity Date or date of redemption. If a date of redemption of any Note falls within the Floating Rate Period but does not occur on a scheduled Floating Rate Interest Payment Date, (i) the related Interest Determination Date shall be deemed to be the date that is two U.S. Government Securities Business Days prior to such date of redemption, (ii) the related Observation Period shall be deemed to end on (and exclude) the second U.S. Government Securities Business Day falling prior to such date of redemption, (iii) the Floating Rate Interest Period will be deemed to be shortened accordingly, and (iv) corresponding adjustments will be deemed to be made to the Compounded SOFR Index Rate formula (or applicable Benchmark).

(iv) The Calculation Agent will provide the Company and the Trustee with the interest rate in effect for each Floating Rate Interest Period during the Floating Rate Period promptly after the Interest Determination Date therefor (or other date of determination for the applicable Benchmark). The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate the interest rate on the Notes in respect of each Floating Rate Period. Initially, the Company has appointed U.S. Bank Trust Company, National Association as the Calculation Agent for the Notes. The calculation of the interest rate on the Notes for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent shall have all the rights, protections and indemnities afforded to the Trustee under the Base Indenture and hereunder. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent, which shall not be the Trustee without the Trustee’s express written consent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent. The Company may appoint itself or any of its Affiliates to be the Calculation Agent.

(v) SOFR Index Unavailability. If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR Index Rate” will mean, for the relevant Floating Rate Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information (or such successor website). For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

(vi) Benchmark Transition Provisions.

(1) In the event that the Company or its designee (in consultation with the Company) determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement shall replace the then-current Benchmark for all purposes relating to the Notes during the Floating Rate Interest Period in respect of such determination on such date and all determinations on all subsequent dates; provided that, if the Company or its designee (in consultation with the Company) is unable to or does not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York time) on the relevant Interest Determination Date, the interest rate for the related Floating Rate Interest Period shall be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Interest Determination Date prior to the first Floating Rate Interest Payment Date, the Initial Interest Rate. In accordance with and subject to the other provisions of this Section 3.02(e)(vi), after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Floating Rate Interest Period on the Notes during the Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the Spread.

(2) In connection with the implementation of a Benchmark Replacement, the Company or its designee (in consultation with the Company) shall have the right to make changes to (1) any Interest Determination Date, Floating Rate Interest Payment Date, Reference Time, Business Day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the Notes during the Floating Rate Period and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors, and (5) any other terms or provisions of the Notes during the Floating Rate Period, in each case that the Company or its designee (in consultation with the Company) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee (in consultation with the Company) decides that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee (in consultation with the Company) determines is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes shall apply to the Notes for all future Floating Rate Interest Periods.

(3) The Company shall promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the Paying Agent, the Calculation Agent and the Holders of the Notes; provided that failure to provide such notice shall have no impact on the effectiveness of, or otherwise invalidate, any such determination.

(4) All determinations, decisions, elections and any calculations made by the Company or its designee for the purposes of determining the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes shall be conclusive and binding on the Holders of the Notes, the Company, the Calculation Agent, the Trustee and the Paying Agent, absent manifest error. If made by the Company, such determinations, decisions, elections and calculations shall be made in the Company’s sole discretion. If made by the Company’s designee, such determinations, decisions, elections and calculations shall be made after consulting with the Company, and such designees shall not make any such determination, decision, election or calculation to which the Company objects. Notwithstanding anything to the contrary in the Indenture or the Notes, any determinations, decisions, calculations or elections made in accordance with this provision shall become effective without consent from the Holders of the Notes or any other party.

(5) Any determination, decision or election relating to the Benchmark shall be made by the Company in accordance with this Section 3.02(e)(vi). None of the Calculation Agent, the Trustee or the Paying Agent shall have any liability for not making any such determination, decision or election. The Company may designate an entity (which may be its Affiliate) to make any determination, decision or election that the Company has the right to make in connection with the determination of the Benchmark.

(6) Notwithstanding any other provision in this Section 3.02(e)(vi), no Benchmark Replacement shall be adopted, nor shall the applicable Benchmark Replacement Adjustment be applied, nor shall any Benchmark Replacement Conforming Changes be made, if in the Company’s determination, the same could reasonably be expected to prejudice the qualification of the Notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Relevant Rules.

(7) Each Holder of the Notes (including each Holder of a beneficial interest in the Notes) (i) consents to and agrees to be bound by the Company’s or its designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from the Company and without the need for the Company to obtain any further consent from such Holder of the Notes, (ii) waives any and all claims, in law and/or in equity, against the Trustee, the Paying Agent and the Calculation Agent or the Company’s designee for, agrees not to initiate a suit against the Trustee, the Paying Agent and the Calculation Agent or the Company’s designee in respect of, and agrees that none of the Trustee, the Paying Agent or the Calculation Agent or the Company’s designee shall be liable for, the determination of or the Company’s failure or delay (including any failure to perform their duties as a result of the Company’s or its designee’s failure or delay) to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith, and (iii) agrees that none of the Trustee, the Paying Agent or the Calculation Agent or the Company’s designee will have any obligation to determine, confirm or verify any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure or delay by the Company to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

(8) Neither the Trustee, Paying Agent nor Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or any SOFR Index (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Neither the Trustee, Paying Agent, nor Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture or any other transaction documents as a result of the unavailability of SOFR or any SOFR Index (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Company or its designee, in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture or any other transaction document and reasonably required for the performance of such duties. The Calculation Agent shall, in respect of any Interest Determination Date, have no liability for the application of the Benchmark as determined on the previous Interest Determination Date or any preceding U.S. Government Securities Business Day if so required hereunder. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Company, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Benchmark, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction.

(9) All percentages resulting from any calculation of any interest rate for the Notes shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

(f) Place of Payment of Principal and Interest. So long as the Notes are issued in the form of one or more Global Securities, the Company shall make, or cause the Paying Agent to make, all payments of principal and interest on the Notes by wire transfer in immediately available funds to DTC or its nominee, in accordance with applicable procedures of DTC. If the Notes are not so issued, the Company may, at its option, make, or cause the Paying Agent to make, payments of principal and interest on the Notes by check mailed to the address of the Holder specified in accordance with Sections 3.02(e)(i) or (e)(ii).

(g) Redemption. The Notes are not subject to redemption or prepayment at the option of the Holders.

On or after September 8, 2025 (or, if additional notes are issued, beginning 180 days after the issue date of such additional notes), and prior to March 12, 2030 (the “First Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the redemption date.

On the First Par Call Date, the Company may redeem the Notes, in whole but not in part, and on or after February 12, 2031, the Company may redeem the Notes, in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to (but excluding) the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Federal Reserve), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Federal Reserve designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor the Calculation Agent shall be responsible for or have any responsibility to determine or make any calculations in connection with any redemption.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) to each Holder of Notes to be redeemed (with a copy to the Trustee) at least 5 days but not more than 60 days before the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair; provided that, for so long as the Notes are held by DTC (or another depositary), any redemption of the Notes shall be effected in accordance with the policies and procedures of the depositary. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state, in addition to the information specified in Section 1104 of the Base Indenture, that such redemption is a partial redemption, the portion of the principal amount thereof to be redeemed, and that a replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Any notice of redemption may be conditional in the Company’s discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by the Company if it determines that such conditions will not be satisfied.

The provisions of this Section 3.02(g) shall supersede any conflicting provisions contained in Article XI of the Base Indenture.

The Notes may not otherwise be redeemed prior to the Maturity Date.

(h) Sinking Fund. There shall be no sinking fund for the Notes.

(i) Conversion and Exchange. The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of the Company or its Subsidiaries.

(j) Denomination. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(k) Currency of the Notes. The Notes shall be denominated, and the principal thereof and interest thereon shall be payable, in Dollars.

(l) Registered Form. The Notes shall be issuable as Global Securities, and DTC (or any successor thereto or successor depositary appointed by the Company within 90 days of the termination of services of DTC) shall be the depositary for the Notes. Sections 304 and 307 of the Base Indenture shall apply to the Notes.

(m) Events of Default. The Events of Default provided for in Section 501 of the Base Indenture shall apply to the Notes, provided that the text “; or” appearing at the end of clause (4) thereof shall be deleted and the text “.” shall be inserted in lieu thereof and clause (5) thereof shall be deleted in its entirety.

(n) Acceleration of Maturity. Section 502 of the Base Indenture shall apply to the Notes, except that the first paragraph thereof shall be deleted in its entirety and the following text inserted in lieu thereof:

“If an Event of Default under clause (3) or (4) of Section 501 occurs and is continuing, then the principal amount of all the Notes, together with accrued and unpaid interest, if any, thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. If an Event of Default under clause (1) or (2) of Section 501 occurs and is continuing, then in every such case the Trustee or Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. The Maturity of the Notes shall not otherwise be accelerated as a result of an Event of Default.”

In addition, the second paragraph of Section 502 of the Base Indenture shall be amended by (i) inserting the text “acceleration or” in front of all occurrences of the text “declaration of” appearing in such paragraph and (ii) inserting the text “acceleration or” in front of the text “declaration and” appearing in such paragraph.

(o) Statement by Officers as to Default. Section 1004 of the Base Indenture shall apply to the Notes, except the reference in that Section to “150 days” shall be replaced with “120 days.”

(p) No Collateral. The Notes shall not be entitled to the benefit of any security interest in, or collateralization by, any rights, property or interest of the Company.

(q) Satisfaction and Discharge; Defeasance. Articles IV and XIII of the Base Indenture shall apply to the Notes.

(r) No Additional Amounts. In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (whether as a result of a change in law or otherwise), the Company will not pay additional amounts with respect to such tax or assessment.

(s) Notices to Holders. Any notices required to be given to Holders shall be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

(t) Additional Terms. Other terms applicable to the Notes are as otherwise provided for in the Base Indenture, as supplemented by this Supplemental Indenture, including Article IV hereof.

ARTICLE IV.

ADDITIONAL PROVISIONS

Section 4.01 Additional Provision. Section 901 of the Base Indenture shall apply to the Notes, provided that, without limitation of Section 901 of the Base Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to address any SOFR Index unavailability in accordance with the SOFR Index unavailability provisions of Section 3.02(e)(v) hereof, or to implement any benchmark transition provisions under Section 3.02(e)(vi) hereof after a Benchmark Transition Event or its related Benchmark Replacement Date have occurred (or in anticipation thereof). The Trustee may conclusively rely on a Company Request (in addition to any other orders, certificates and opinions) as to whether a Benchmark Transition Event and Benchmark Replacement Date have occurred.

ARTICLE V.

MISCELLANEOUS

Section 5.01 Trust Indenture Act. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or excluded, as the case may be. Whenever this Supplemental Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

Section 5.02 GOVERNING LAW. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the state of New York without reference to its principles of conflict of laws (other than Section 5-1401 of the General Obligations Law).

Section 5.03 Ratification. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Supplemental Indenture.

Section 5.04 Effectiveness. The provisions of this Supplemental Indenture shall become effective as of the date hereof.

Section 5.05 USA PATRIOT Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 5.06 In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity, execution or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as a statement of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FIRST CITIZENS BANCSHARES, INC.

By:	/s/ Craig L. Nix
Name:	Craig L. Nix
Title:	Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawna L. Hale
Name:	Shawna L. Hale
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION.

GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (II) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (III) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FIRST CITIZENS BANCSHARES, INC.

5.231% Fixed-to-Floating Rate Senior Notes due 2031

No. [______]	CUSIP: 31959X AC7
$[___________]	ISIN: US31959XAC74

FIRST CITIZENS BANCSHARES, INC., a Delaware corporation (together with any successor Corporation under the Indenture hereinafter referred to, the “Company”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of [_________] DOLLARS ($[________]) on March 12, 2031 (the “Stated Maturity Date”), unless redeemed prior to such date, and to pay interest thereon (i) from (and including) March 12, 2025 to (but excluding) March 12, 2030, unless redeemed prior to such date (such period, the “Fixed Rate Period”), at a rate of 5.231% per annum, semi-annually in arrears on March 12 and September 12 of each year and on any redemption date (each such date, a “Fixed Rate Interest Payment Date”) and (ii) from (and including) March 12, 2030 to (but excluding) the Stated Maturity Date, unless redeemed on or subsequent to March 12, 2030, but prior to the Stated Maturity Date (such period, the “Floating Rate Period”), at a rate equal to the Benchmark plus 141 basis points per annum, or such other rate as may be determined pursuant to the Supplemental Indenture hereinafter referred to, quarterly in arrears on June 12, 2030, September 12, 2030, December 12, 2030 and on the Stated Maturity Date and any redemption date (each such date, a “Floating Rate Interest Payment Date” and, together with each Fixed Rate Interest Payment Date, each an “Interest Payment Date”). The amount of interest payable on any Fixed Rate Interest Payment Date during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, and the amount of interest payable on any Floating Rate Interest Payment Date during the Floating Rate Period will be computed on the basis of the actual number of days in the corresponding Floating Rate Interest Period and a 360-day year. If any Interest Payment Date or the Stated Maturity Date falls on a day that is not a Business Day, payment will be made on the next succeeding Business Day and no interest on such payment will accrue for the period of such delay; provided that if any scheduled Floating Rate Interest Payment Date (other than any redemption date or the Stated Maturity Date) falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and in each such case the amount payable on such Business Day will include interest accrued to (but excluding) such Business Day. All percentages used in or resulting from any calculation of the interest rate during the Floating Rate Period shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

FIRST CITIZENS BANCSHARES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated and referred to in the within-mentioned Indenture.

Date of authentication:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

REVERSE OF NOTE

FIRST CITIZENS BANCSHARES, INC.

5.231% Fixed-to-Floating Rate Senior Notes due 2031

This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “5.231% Fixed-to-Floating Rate Senior Notes due 2031” (the “Notes”) initially issued in an aggregate principal amount of $500,000,000 on March 12, 2025. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of senior debt securities of the Company issued or issuable under and pursuant to the Senior Debt Securities Indenture dated as of March 12, 2025 (the “Base Indenture” and, as the same may from time to time be amended, supplemented or otherwise modified in accordance therewith, including by the Supplemental Indenture referred to below, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (together with any successor trustee, the “Trustee”), as supplemented and amended by the First Supplemental Indenture dated as of March 12, 2025, between the Company and the Trustee (the “Supplemental Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and those set forth in this Note. Each Holder of this Note, by the acceptance hereof, agrees to and shall be bound by the provisions of the Indenture. To the extent that the provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the provisions of this Note shall govern to the extent that such provisions of this Note are not inconsistent with (i) the provisions of the Supplemental Indenture or (ii) the provisions made part of the Indenture by reference to the Trust Indenture Act.

All capitalized terms used in this Note and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article V of the Base Indenture and Sections 3.02(m) and (n) of the Supplemental Indenture.

On or after September 8, 2025 (or, if additional notes are issued, beginning 180 days after the issue date of such additional notes), and prior to March 12, 2030 (the “First Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to (but excluding) the redemption date.

On the First Par Call Date, the Company may redeem the Notes, in whole but not in part, and on or after February 12, 2031, the Company may redeem the Notes, in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to (but excluding) the redemption date.

The provisions of Article XI of the Base Indenture and Section 3.02(g) of the Supplemental Indenture shall apply to the redemption of any Notes by the Company.

The Notes are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any other securities or property of the Company or any Subsidiary of the Company.

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), the Company will not pay additional amounts with respect to such tax or assessment.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Securities Register described in Section 305 of the Base Indenture, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a global note, represented by one or more permanent global certificates registered in the name of the nominee of The Depository Trust Company (each a “Global Note” and collectively, the “Global Notes”). Accordingly, unless and until it is exchanged for individual certificates, this Note may not be transferred except as a whole (i) by The Depository Trust Company (the “Depositary”) to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or (iii) by the Depositary or a nominee of the Depositary to a successor depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of persons that have accounts with the Depositary (“Participants”)) and the records of Participants (with respect to interests of persons other than Participants). Beneficial interests in Notes owned by persons that hold through Participants will be evidenced only by, and transfers of such beneficial interests with such Participants will be effected only through, records maintained by such Participants. Except as provided below, owners of beneficial interests in this Note will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

Except in the limited circumstances set forth in the Base Indenture, Participants and owners of beneficial interests in the Global Notes will not be entitled to receive Notes in the form of individual certificates and will not be considered Holders. None of the Company, the Trustee, the Security Registrar, the Paying Agent or any of their respective agents will be liable for any delay by the Depositary, its nominee or any direct or indirect Participant in identifying the beneficial owners of the related Notes. The Company, the Trustee, the Security Registrar, the Paying Agent and each of their respective agents may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued.

Except as provided in Section 305 of the Base Indenture, beneficial owners of Global Notes will not be entitled to receive physical delivery of Notes in the form of individual certificates, and no Global Note will be exchangeable except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Notes.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to those persons may be limited. In addition, because the Depositary can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in the Depositary’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of an individual certificate in respect of such interest. None of the Company, the Trustee, the Paying Agent and the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

The Trustee will act as the Company’s Paying Agent with respect to the Notes through its Corporate Trust Office presently located at 214 North Tryon Street, 27th Floor, Charlotte, NC 28202. The Company may choose to act as its own Paying Agent and may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.

Notices to the Holders of individual certificates will be given to such Holders at their respective addresses in the Register, or in the case of Global Notes, electronic delivery in accordance with DTC’s applicable procedures.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

This Note shall be governed by and construed in accordance with the law of the state of New York without reference to its principles of conflict of laws (other than Section 5-1401 of the General Obligations Law).

ASSIGNMENT FORM

To assign the within Security, fill in the form below:

I or we assign and transfer the within Security to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint the Trustee as agent to transfer this Security on the books of First Citizens BancShares, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.